Exhibit 99.1
Dexcom Reports First Quarter 2022 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-April 28, 2022) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights:

•Revenue grew 25% versus the same quarter of the prior year to $628.8 million on a reported basis and 22% on an organic1 basis.
•U.S. revenue growth of 18% and international revenue growth of 43% on a reported basis. International revenue growth was 33% on an organic1 basis.
•GAAP operating income of $41.3 million or 6.6% of revenue, a decrease of 250 basis points compared to the first quarter of 2021. Non-GAAP operating income* of $50.3 million or 8.0% of revenue, a decrease of 120 basis points compared with the same quarter of the prior year.

Strategic Highlights:

•Secured CE Mark for the Dexcom G7 CGM System for people with diabetes age two years and older and initiated a limited launch of G7 in Europe.
•Granted Breakthrough Device Designation by the FDA for the Dexcom CGM Hospital System, providing a more efficient and streamlined review pathway for inpatient Dexcom CGM use.
•Announced the launch of Dexcom ONE in the United Kingdom and Spain, setting up these regions to be Dexcom’s first multi-tiered product markets.
•Advanced access to Dexcom CGM for people with diabetes, including new coverage by the Ontario government for people with type 1 diabetes and TRICARE® adding Dexcom G6 as a brand-name formulary pharmacy benefit.

“Dexcom is off to a great start in 2022, advancing a number of strategic initiatives that strengthen our foundation for long-term growth,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “We are very excited about our initial launch of G7 internationally and look forward to bringing this product to many more people globally over the course of the year.”

2022 Annual Guidance

The company is reiterating guidance for fiscal year 2022 revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin at the following levels:

•Revenue of approximately $2.82 - 2.94 billion (15-20% growth)
•Non-GAAP Gross Profit Margin of approximately 65%
•Non-GAAP Operating Margin of approximately 16%
•Adjusted EBITDA Margin of approximately 25%

First Quarter 2022 Financial Results

Revenue: In the first quarter of 2022, worldwide revenue grew 25% to $628.8 million, up from $505.0 million in the first quarter of 2021.Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: Gross profit totaled $398.1 million or 63.3% of revenue for the first quarter of 2022, compared to $343.9 million or 68.1% of revenue in the first quarter of 2021.

Operating Income: GAAP operating income for the first quarter of 2022 was $41.3 million, compared to GAAP operating income of $45.9 million for the first quarter of 2021.

Non-GAAP operating income* for the first quarter of 2022 was $50.3 million, compared to non-GAAP operating income of $46.4 million for the first quarter of 2021.
1 Excludes non-CGM revenue acquired in conjunction with Dexcom’s acquisition of its distributor in Australia and New Zealand.

Net Income and Net Income per Share: GAAP net income was $97.3 million, or $0.93 per diluted share, for the first quarter of 2022, compared to GAAP net income of $56.5 million, or $0.56 per diluted share, for the same quarter of 2021.

Non-GAAP net income* was $32.3 million, or $0.32 per diluted share, for the first quarter of 2022, compared to non-GAAP net income of $32.5 million, or $0.33 per diluted share, for the same quarter of 2021. The first quarter 2022 non-GAAP amount excludes $2.0 million of amortization of acquired intangible assets, $0.2 million of income from the sale of equity investments, $7.0 million of intellectual property litigation costs, and $73.8 million of tax adjustments primarily related to excess tax benefits from stock compensation vesting.

Cash and Liquidity: As of March 31, 2022, Dexcom held $2.69 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (800) 446-1671 (US/Canada) or (847) 413-3362 (International) and use the confirmation number “50233347” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including statements with respect to the impacts of the COVID-19 pandemic on Dexcom, timing or acceptance of regulatory approvals and commercial launch of G7 and our outlook for the full year 2022. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, as filed with the Securities and Exchange Commission on April 28, 2022. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Senior Director - Investor Relations and Corporate FP&A
investor-relations@dexcom.com
(858) 200-0200

MEDIA CONTACT:
James McIntosh

(619) 884-2118

DexCom, Inc.,
Table A
Consolidated Balance Sheets
(In millions, except par value data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets		As Adjusted*
Current assets:
Cash and cash equivalents	$716.0	$1,052.6
Short-term marketable securities	1,972.2	1,678.6
Accounts receivable, net	544.5	514.3
Inventory	342.2	357.3
Prepaid and other current assets	171.7	81.6
Total current assets	3,746.6	3,684.4
Property and equipment, net	856.5	801.8
Operating lease right-of-use assets	82.3	88.1
Goodwill	26.6	26.5
Intangibles, net	31.4	31.5
Deferred tax assets	290.8	290.5
Other assets	22.8	10.5
Total assets	$5,057.0	$4,933.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$603.1	$573.0
Accrued payroll and related expenses	84.7	125.2
Short-term operating lease liabilities	20.9	20.5
Deferred revenue	2.7	2.1
Total current liabilities	711.4	720.8
Long-term senior convertible notes	1,965.9	1,981.8
Long-term operating lease liabilities	93.3	98.6
Other long-term liabilities	97.1	90.0
Total liabilities	2,867.7	2,891.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 200.0 million shares authorized; 98.2 million and 98.1 million shares issued and outstanding, respectively, at March 31, 2022; and 97.8 million and 97.0 million shares issued and outstanding, respectively, at December 31, 2021	0.1	0.1
Additional paid-in capital	1,996.6	2,109.0
Accumulated other comprehensive income (loss)	(6.1)	0.5
Retained earnings	236.0	138.7
Treasury stock, at cost; 0.1 million shares at March 31, 2022 and 0.8 million shares at December 31, 2021	(37.3)	(206.2)
Total stockholders’ equity	2,189.3	2,042.1
Total liabilities and stockholders’ equity	$5,057.0	$4,933.3
* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis.

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
		As Adjusted*
Revenue	$628.8	$505.0
Cost of sales	230.7	161.1
Gross profit	398.1	343.9
Operating expenses:
Research and development	135.9	109.4
Selling, general and administrative	220.9	188.6
Total operating expenses	356.8	298.0
Operating income	41.3	45.9
Interest expense	(4.6)	(4.7)
Income from equity investments	0.2	—
Interest and other income (expense), net	(0.8)	0.1
Income before income taxes	36.1	41.3
Income tax benefit	(61.2)	(15.2)
Net income	$97.3	$56.5

Basic net income per share	$1.00	$0.59
Shares used to compute basic net income per share	97.2	96.3
Diluted net income per share	$0.93	$0.56
Shares used to compute diluted net income per share	107.2	104.6
* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis.

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
U.S. revenue	$451.2	$381.2
Year over year growth	18%	30%
% of total revenue	72%	75%

International revenue	$177.6	$123.8
Year over year growth	43%	10%
% of total revenue	28%	25%

Total revenue (1)	$628.8	$505.0
Year over year growth	25%	25%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Sensor and other revenue (1) (2)	$543.2	$424.3
Year over year growth	28%	31%
% of total revenue	86%	84%

Hardware revenue (1)(3)	$85.6	$80.7
Year over year growth	6%	1%
% of total revenue	14%	16%

Total revenue (4)	$628.8	$505.0
Year over year growth	25%	25%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, Non-CGM acquired revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
		As Adjusted*
GAAP operating income	$41.3	$45.9
Amortization of acquired intangible assets	2.0	0.5
Intellectual property litigation costs (1)	7.0	—
Non-GAAP operating income	$50.3	$46.4

GAAP net income	$97.3	$56.5
Depreciation and amortization	36.8	20.9
Intellectual property litigation costs (1)	7.0	—
Income from equity investments (2)	(0.2)	—
Share-based compensation	29.1	28.0
Interest expense and interest income	3.6	4.2
Income tax benefit	(61.2)	(15.2)
Adjusted EBITDA	$112.4	$94.4

GAAP net income	$97.3	$56.5
Amortization of acquired intangible assets	2.0	0.5
Intellectual property litigation costs (1)	7.0	—
Income from equity investments (2)	(0.2)	—
Adjustments related to taxes (3)	(73.8)	(24.5)
Non-GAAP net income	$32.3	$32.5

GAAP net income	$97.3	$56.5
Interest expense on senior convertible notes, net of tax	2.8	1.7
GAAP net income used for diluted EPS, if-converted	$100.1	$58.2

GAAP diluted net income per share (4)	$0.93	$0.56
Amortization of acquired intangible assets	0.02	0.01
Intellectual property litigation costs (1)	0.07	—
Income from equity investments (2)	—	—
Adjustments related to taxes (3)	(0.74)	(0.25)
Impact of adjustment to GAAP diluted shares (5)	0.03	0.01
Non-GAAP diluted net income per share (6)	$0.32	$0.33

GAAP diluted weighted-average shares outstanding	107.2	104.6
Non-GAAP diluted weighted-average shares outstanding (7)	100.4	99.4

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	107.2	104.6
Adjustment for dilutive impact of senior convertible notes due 2023 (7)	(4.8)	(5.2)
Adjustment for dilutive impact of senior convertible notes due 2025 (7)	(2.0)	—
Non-GAAP diluted weighted-average shares outstanding (7)	100.4	99.4
* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis. The adoption eliminates the non-cash interest expense related to the conversion features of the convertible notes beginning in the first quarter of 2020.

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

(1) Represents costs related to a patent infringement lawsuit.
(2) Represents a gain from the sale of an equity investment.
(3) For the three months ended March 31, 2022, tax adjustments were primarily related to the excess tax benefits from employee stock compensation vesting and the Verily milestone payment. For the three months ended March 31, 2021, tax adjustments were primarily related to the excess tax benefits from employee stock compensation vesting.
(4) Net income used for calculating diluted earnings per share for the three months ended March 31, 2022 and March 31, 2021 includes an interest expense add back, net of tax, under the if-converted method for our senior convertible notes.
(5) The adjustment for the three months ended March 31, 2022 and March 31, 2021 is for the transition from GAAP diluted net income per share, which excludes diluted shares, to non-GAAP diluted net income per share, which includes diluted shares.
(6) The sum of the non-GAAP diluted net income per share components may not equal the totals due to rounding.
(7) The non-GAAP diluted weighted-average shares outstanding for the three months ended March 31, 2022 excludes 4.8 million shares and 2.0 million shares related to our 2023 and 2025 senior convertible notes, respectively, which were dilutive for GAAP due to the tax benefit. The non-GAAP diluted weighted-average shares outstanding for the three months ended March 31, 2021 excludes 5.2 million shares related to our 2023 senior convertible notes, which were dilutive for GAAP due to the tax benefit. As the tax benefit is excluded from non-GAAP net income, we exclude the dilutive impact of the senior convertible notes from non-GAAP dilutive weighted-average shares outstanding. The 2023 senior convertible notes are also hedged through an anti-dilutive bond hedge arrangement.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated April 28, 2022 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:

•Amortization of acquired intangible assets
•Collaborative research and development fees associated with milestone and incentive payments under our collaborative research and development arrangements paid or payable by issuing shares of our common stock
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Income or loss from equity investments
•Intellectual property litigation costs
•Litigation settlement costs
•Loss on extinguishment of debt associated with our senior convertible notes
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes non-cash collaborative research and development fees, business transition and related costs, COVID-19 costs, litigation settlement costs, and intellectual property litigation costs.